Securities and Exchange Commission 450 Fifth Street, NW Washington, D.C. To Whom It May Concern: I,Chad _____________________________________, Roderick Martin the undersigned, of 2200 : Don Tyson Parkway, Springdale, AR 72762 hereby appoint $P\7X, R. Read Hudson and Brett Worlow as my true and lawful attorneys in fact, giving to each individually the full power and authority to execute and file on my behalf all forms necessary for reporting my transactions in Tyson Foods, Inc. securities to the Securities and Exchange Commission, including without limitation Forms 3, 4 or 5. This power of attorney will continue until terminated by me in writing, or until I am no longer required to report my trading activity in Tyson Foods, Inc. securities to the Securities and Exchange Commission. _______________________________ Chad Roderick Martin STATE OF _____________________ ) ) COUNTY OF ____________________ ) Before me, the undersigned authority, on this day appeared ____Chad_______________________, Roderick Martin known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the instrument for the purposes and consideration expressed in the instrument, as the act and deed of ___________Chad Roderick________________. Martin Given under my hand and seal of office on the______ day of ____________________, 201__. _________________________________ Notary Public My Commission Expires: ______________